Exhibit 10.2

LIMITED GUARANTY

This LIMITED GUARANTY (this “Guaranty”), dated as of June 7, 2018, is made by Live Ventures Incorporated, a Nevada corporation (the “Guarantor”), in favor of COMVEST CAPITAL IV, L.P., a Delaware limited partnership, as agent for the Lender Group (as defined below) (in such capacity, together with its successors and assigns, if any, in such capacity, “Agent”).

RECITALS:

A.       WHEREAS, reference is made to that certain Amended and Restated Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), entered into by and among VINTAGE STOCK, INC., a Missouri corporation (the “Borrower”), VINTAGE STOCK AFFILIATED HOLDINGS LLC, a Nevada limited liability company and sole equity holder of the Borrower (the “Parent”), the lenders from time to time party thereto and Agent. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement.

B.       WHEREAS, the Lenders have agreed to make certain loans to the Borrower pursuant to the Credit Agreement and, in connection therewith, have required that Guarantor execute and deliver this Guaranty.

C.       WHEREAS, Guarantor has determined that valuable benefits will be derived by it as a result of the consummation of the transactions contemplated under the Credit Agreement and has further determined that the benefits accruing to it from the consummation of the transactions contemplated under the Credit Agreement exceed its anticipated liability under this Guaranty.

D.        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

1.                  Guaranty.

(a)       To induce the Agent and the Lenders to enter into the transactions contemplated under the Credit Agreement with the Borrower upon the terms and subject to the conditions in the Credit Agreement, Guarantor hereby agrees (subject to the limitations set forth in clause (b) below), to be unconditionally liable during the Guaranty Period (as defined below) in the amount of (collectively, the “Guaranteed Obligations”):

(i)       the payment of any and all Obligations under the Credit Agreement (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and all losses, liabilities, injuries, damages, costs and expenses of any and every kind whatsoever (“Losses”), including court costs and reasonable fees and expenses of external counsel, incurred at any time or from time to time by the Agent, the Lenders or any other Secured Person (the “Lender Group”) under or in connection with the Credit Agreement; and

(ii)       the costs of collection of any and all Obligations under the Credit Agreement, any and all expenses that are payable pursuant to Section 9.02 of the Credit Agreement and any and all indemnified liabilities that are payable pursuant to Section 9.02 of the Credit Agreement.

(b)       Notwithstanding any other provision of this Guaranty to the contrary:

(i)       in no event shall Guarantor have any liability with respect to the Guaranteed Obligations except to the extent that an Acceleration Event has occurred; and

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(ii)       in no event shall the aggregate liability of Guarantor under this Guaranty exceed the lesser of: (A)(1) the amount of Senior Debt as of the date in question, minus (2) the product of (x) EBITDA for the twelve (12)-month period ending on the date in question, multiplied by (y) 2.30; and (B) $5,000,000.

(c)       “Guaranty Period” shall mean the period beginning on the (i) date hereof and ending on the (ii) date of delivery of the most recent quarterly financial statement delivered pursuant to Section 5.04(b) of the Credit Agreement (and delivery of the related Compliance Certificate pursuant to Section 5.04(d) of the Credit Agreement) evidencing that the Senior Leverage Ratio for the two (2) most recent Fiscal Quarters is less than 2.30:1:00.

2.                  Nature of Guaranty.

This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to the Lender Group with respect to the Guaranteed Obligations.

3.                  No Defenses, Etc.

(a)       Guarantor shall remain liable, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of any other guarantor, until the earlier of (i) the last day of the Guaranty Period and (ii) the date that the Guaranteed Obligations (other than contingent indemnification obligations) shall be fully paid and the Credit Agreement shall have terminated.

(b)       Except as otherwise set forth in Section 1 of this Guaranty, the obligations of Guarantor shall be direct and immediate as a primary and not a secondary obligation or liability, and is not conditional or contingent upon the pursuit of any remedies against the Borrower, any other guarantor or any other Person, or against any Collateral or other collateral as described in any Loan Document or liens held by Agent. Guarantor waives any rights which it may have to require that (a) Agent first proceed against the Borrower, any other guarantor, or any other Person or entity with respect to the Guaranteed Obligations or (b) Agent first proceed against any Collateral or other collateral as described in any Loan Document held by Agent or (c) any party to be joined in any proceeding to enforce the Guaranteed Obligations.

(c)       Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional (other than as specifically described in Section 1 of this Guaranty) and hereby waives any and all defenses, claims and discharges of the Borrower or any other obligor, or a guarantor or surety, in each case, pertaining to the Guaranteed Obligations, except the defenses of (i) expiration of the Guaranty Period, (ii) the limitations set forth in Section 1(b) of this Guaranty and (iii) discharge by payment in full of the Guaranteed Obligations (collectively, the “Specified Defenses”). Without limiting the generality of the foregoing, to the extent permitted by applicable law, except for the Specified Defenses, Guarantor will not assert, plead or enforce against any member of the Lender Group any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, incapacity, minority, usury, illegality or unenforceability which may be available to the Borrower or any other Person liable in respect of any of the Guaranteed Obligations, or any setoff available against any member of the Lender Group to Borrower or any such other Person, whether or not on account of a related transaction, and Guarantor further agrees as follows, in each case, except as otherwise set forth in Section 1 of this Guaranty:

(i) the obligations of Guarantor hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against the Borrower or any of such other Guarantor and whether or not the Borrower is joined in any such action or actions;

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(ii) payment by Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if any member of the Lender Group is awarded a judgment in any suit brought to enforce Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit;

(iii) the Agent, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of Guarantor’s liability hereunder, from time to time may (A) subject to the provisions of Section 2 hereof, renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (B) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (C) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (D) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other guarantor) with respect to the Guaranteed Obligations; (E) enforce and apply any security now or hereafter held by or for the benefit of the Agent in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Agent may have against any such security, in each case as the Agent in Agent’s Discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against the Borrower or any security for the Guaranteed Obligations; and (F) exercise any other rights available to it under the Loan Documents; and

(iv) this Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than the Specified Defenses), including the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them: (A) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (B) subject to the provisions of Section 2 hereof, any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents, or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document, or any agreement relating to such other guaranty or security; (C) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (D) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though the Agent might have elected to apply such payment to any part or all of the Guaranteed Obligations; (E) the Agent’s consent to the change, reorganization or termination of the corporate structure or existence of the Borrower and to any corresponding restructuring of the Guaranteed Obligations; (F) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (G) any defenses, set-offs or counterclaims which the Borrower may allege or assert against the Agent in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (H) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guaranteed Obligations.

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(d)       In addition, Guarantor hereby waives and agrees not to assert any defense based upon any acts or omissions of the Agent which vary, increase or decrease the risk on Guarantor. Upon the occurrence and continuance of an Event of Default, Agent may elect, at its option and in its sole discretion, to non-judicially or judicially foreclose against any real or personal property security it holds for the Guaranteed Obligations or any part thereof or exercise any other remedy against the Borrower or any security. Guarantor acknowledges that if Agent elects to foreclose non-judicially upon real property constituting security for the Guaranteed Obligations, Guarantor would, but for the waiver contained herein, have a defense to liability under this Guaranty because such action would destroy Guarantor’s subrogation rights against the Borrower. Guarantor hereby knowingly, expressly and specifically waives such defense and agrees that neither the non-judicial nor judicial foreclosure by Agent will release or limit the liability of Guarantor to the Agent, even if the effect of that action is to deprive Guarantor of the right to collect reimbursement from the Borrower for any sums paid to Agent. Guarantor further agrees that, subject to the limitations set forth in Section 1(b) above, it shall be and remain liable for any deficiency in the payment of the Guaranteed Obligations remaining after foreclosure of any mortgage or any other action.

(e)       Except as otherwise set forth in Section 1 of this Guaranty, Guarantor hereby waives: (i) any right to require the Agent, as a condition of payment or performance by Guarantor, to (A) proceed against the Borrower, any other guarantor of the Guaranteed Obligations or any other Person, (B) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (C) proceed against or have resort to any balance of any Deposit Account or credit on the books of the Agent in favor of the Borrower or any other Person, or (D) pursue any other remedy in the power of the Agent whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other guarantor from any cause other than payment in full of the Guaranteed Obligations; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon the Agent’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (v)(A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of Guarantor’s obligations hereunder, (B) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that the Agent protect, secure, perfect or insure any security interest or lien or any property subject thereto; (vi) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default under the Credit Agreement, this Guaranty, or any agreement or instrument related thereto or hereto, notices of any renewal, extension or modification of the Guaranteed Obligations (subject to the provisions of Section 1 hereof) or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in clause (c) of this Section 3 and any right to consent to any thereof; and (vii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate Guarantor or sureties, or which may conflict with the terms hereof. Notwithstanding the foregoing, in the event that the Guarantor has made payment to the Agent under this Guaranty and thereafter, the Obligations (other than contingent indemnification obligations) are paid in full in cash through the exercise of rights and remedies by the Agent and the Lenders against the Loan Parties in accordance with the Loan Documents, the Agent shall turn over the amount of such payment by the Guarantor in excess of the full amount of the Obligations so paid in full in cash within 91 days after the Obligations are paid in full in cash.

4.                  Subordination. In the event that Guarantor shall become obligated to pay any sums under this Guaranty or in the event that for any reason whatsoever the Borrower is now, or shall hereafter become, indebted to Guarantor, Guarantor agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to the indefeasible payment in full of any and all Guaranteed Obligations (other than contingent indemnification obligations of any Loan Party under the Loan Documents), and (ii) Guarantor shall not be entitled to enforce or receive payment thereof until all such Guaranteed Obligations have been paid in full. Nothing herein contained is intended or shall be construed to give Guarantor any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of the Agent in or to any Collateral, notwithstanding any payments made by Guarantor under this Guaranty, until the indefeasible payment in full with respect to all Obligations of the Borrower under the Loan Documents (other than contingent indemnification obligations). If any amount shall be paid to Guarantor on account of such subrogation rights at any time when any such Obligations shall not have been fully paid, such amount shall be paid to the Agent.

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5.                  Guarantor’s Right of Subrogation, Contribution, Etc. Until the Guaranteed Obligations (other than contingent indemnification obligations) shall have been paid in full, Guarantor hereby waives any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against the Borrower or any other guarantor or any of its assets in connection with this Guaranty or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that Guarantor now has or may hereafter have against the Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that the Agent now has or may hereafter have against the Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by the Agent. In addition, until the Guaranteed Obligations (other than contingent indemnification obligations) shall have been paid in full, Guarantor shall withhold exercise of any right of contribution Guarantor may have against any other guarantor of the Guaranteed Obligations. Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights the Agent may have against the Borrower, to all right, title and interest the Agent may have in any such collateral or security, and to any right the Agent may have against such other guarantor. If any amount shall be paid to Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations (other than contingent indemnification obligations) shall not have been finally paid in full, such amount shall be held in trust for Agent and shall forthwith be paid over to Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

6.                  [Reserved.]

7.                  Expenses. Guarantor promises to pay, promptly following demand therefor, all reasonable costs and expenses (provided such “reasonable” qualifier shall not apply during the continuance of an Event of Default) incurred by Agent (including the reasonable fees, costs and expenses of legal counsel to, and appraisers, accountants, consultants and other professionals and advisors retained by or on behalf of Agent) in any way relating to the enforcement or protection of Agent’s rights under this Guaranty, including any incurred in the preservation, protection or enforcement of any rights of Agent in any case commenced by or against Guarantor under the Bankruptcy Code or any similar or successor statute.

8.                  Guarantor Assets. Guarantor will not transfer or assign all or substantially all of its assets for the purpose of seeking to avoid Guarantor’s obligations hereunder.

9.                  Amendments. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the party against whom enforcement is sought.

10.              No Waiver. No failure by Agent to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

11.              Assignment. This Guaranty shall (a) bind Guarantor and its respective successor and assigns; provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Agent (and any attempted assignment without such consent shall be void), (b) inure to the benefit of the Agent and its successors and assigns, and Agent may assign this Guaranty, in whole or in part.

12.              Condition of the Borrower. Guarantor acknowledges and agrees it has the sole responsibility for, and has adequate means of, obtaining from the Borrower such information concerning the financial condition, business and operations of the Borrower as Guarantor requires, and that Agent has no duty, and Guarantor is not relying on Agent at any time, to disclose to Guarantor any information relating to the business, operations or financial condition of the Borrower.

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13.              Representations and Warranties. Guarantor represents and warrants as of the Closing Date that (i) it has full capacity and legal right to make and perform this Guaranty; (ii) this Guaranty has been duly executed and delivered by Guarantor and constitutes Guarantor’s legal, valid and binding obligation enforceable in accordance with its terms; (iii) the making and performance of this Guaranty does not violate the provisions of any Applicable Law, regulation or order, and does not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which Guarantor is a party or by which it or any of its property is bound or affected; (iv) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations, and any approval or consent of any other Person, for the making and performance of this Guaranty have been obtained or made and are in full force and effect; (v) it has filed all tax returns and paid all taxes required of it (other than any disputed amounts for which any reserves required by GAAP are maintained); (vi) it is Solvent; (vii) by virtue of Guarantor’s relationship with the Borrower, the execution, delivery and performance of this Guaranty confers certain direct and/or indirect benefit to Guarantor and it has received adequate consideration for this Guaranty; and (viii) except as otherwise disclosed to Agent on or prior to the Closing Date (including as may be set forth in any periodic or current report, registration statement, proxy statement or other report filed by Guarantor with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and any amendments or supplements thereto filed with the SEC, in each case, whether or not Agent has actually reviewed the same), Guarantor is not aware of any factual information (other than the projections or any other forward-looking information and any information of a general economic or industry-specific nature) heretofore or contemporaneously furnished in writing by or on behalf of Guarantor to Agent for purposes of or in connection with this Guaranty and the Credit Agreement and the transactions contemplated herein or therein being untrue or inaccurate (taken as a whole) in any material respect on the date as of which such information is dated or certified and such factual information heretofore or contemporaneously furnished by or on behalf of Guarantor to Agent is not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

14.              Agreements as to Existence and Claims. Guarantor agrees that it will, except to the extent no Material Adverse Effect could reasonably be expected to result: (a) maintain its existence, and its franchises and rights necessary for the conduct of its business; and (b) pay all taxes owed by it (except such as are being contested in good faith in appropriate proceedings with adequate reserves under GAAP having been made therefor). For purposes of this Section 14, the term “Material Adverse Effect” shall mean any event, act, omission, condition or circumstance which, individually or in the aggregate, has a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of the Guarantor.

15.              GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW). FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS GUARANTY WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW).

16.              CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF PERSONAL SERVICE.

ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS GUARANTY SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, IN AGENT’S SOLE DISCRETION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND, AND EACH PARTY HERETO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION OF THE AFOREMENTIONED COURTS. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR BASED ON UPON 28 U.S.C. § 1404, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING AND ADJUDICATION OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY OF THE AFOREMENTIONED COURTS AND AGREES TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. EACH PARTY HERETO EACH HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS GUARANTY, OR UNDER ANY AMENDMENT, WAIVER, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

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EACH GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO ITS NOTICE ADDRESS SET FORTH IN SECTION 18 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE MAIL, OR, AT THE AGENT’S OPTION, BY SERVICE UPON SUCH GUARANTOR IN ANY OTHER MANNER PROVIDED UNDER THE RULES OF ANY SUCH COURTS.

17.              FINAL AGREEMENT. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

18.              Notices. Any notice, which Guarantor or Agent desires, or is required to give hereunder, shall be addressed to Guarantor as follows:

Live Ventures Incorporated

325 E. Warm Springs Road, #102

Las Vegas, Nevada 89119

Attention: Virland Johnson

Facsimile: (702) 997-1576

with a copy to:

Live Ventures Incorporated

325 E. Warm Springs Road, #102

Las Vegas, Nevada 89119

Attention: Michael Stein

Facsimile: (702) 997-5968

with a copy (which shall not constitute notice) to:

Venable LLP

750 E. Pratt Street, Suite 900

Baltimore, Maryland 21202

Attention: Anthony J. Rosso and W. Bryan Rakes

Facsimile: (410) 244-7742

19.              Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement. This Agreement may be executed by signatures delivered by facsimile or electronic mail, each of which shall be fully binding on the signing party.

20.              Headings. The descriptive headings of the various sections or parts of this Guaranty are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

21.              Time of the Essence. Time is of the essence with respect to this Guaranty.

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22.              Additional Rights. This Guaranty shall be in addition to and not in substitution for any other guaranty issued by any guarantor in connection with the Credit Agreement and the rights and remedies of Agent shall be unaffected by the existence of another guaranty.

23.              Severability. If any provision of this Guaranty is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Guaranty, as the situation may require, and this Guaranty shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein or therein, as the case may be.

24.              Consideration. Guarantor recognizes that the Agent is relying upon this Guaranty and the undertakings of Guarantor hereunder in entering into the Credit Agreement and further recognizes that the execution and delivery of this Guaranty is a material inducement to the Agent in entering into the Credit Agreement. Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty.

25.              Payments Set Aside. To the extent that Guarantor makes a payment or payments to the Agent, or the Agent enforces any security interests or exercise their respective rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

26.              Equity Contributions. Notwithstanding anything to the contrary set forth herein, but subject to any exceptions set forth in the Credit Agreement (including the proviso to Section 5.15 of the Credit Agreement), until the earlier of (i) the date when all Obligations (whether now existing or hereafter arising) have been paid in full (other than contingent indemnification obligations) and all lending commitments (if any) under each of the Loan Documents have been terminated, and (ii) the date when the Seller Subordinated Debt has been paid in full (other than contingent indemnification obligations), Guarantor hereby agrees to make each Seller Subordinated Debt Contribution described in the Credit Agreement no later than the date that is three (3) Business Days following the date specified therefor in the Credit Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed and delivered by their duly authorized officers, as applicable, as of the day and year first above written.

LIVE VENTURES INCORPORATED

By:	/s/ Jon Isaac
Name: Jon Isaac Title: President and CEO

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